UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 1, 2008

                             Dynacq Healthcare, Inc.
             (Exact name of registrant as specified in its charter)


            Nevada                      000-21574                76-0375477
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)

                       10304 Interstate 10 East, Suite 369
                              Houston, Texas 77029
              (Address of principal executive offices and zip code)


                                 (713) 378-2000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement.

     On April 28, 2008, the Shanghai DeAn Hospital ("DeAn"), a joint venture formed under the laws of the Peoples Republic of China in which Dynacq
Healthcare, Inc. ("Dynacq") owns a 70% equity interest, entered into an Agreement to Assign Management ("Management Agreement") with RuiAn City
Department of Health ("RuiAn"), assigning to DeAn the right to manage the operations, human resources and financials of the RuiAn Hospital. The Management Agreement was effective beginning June 1, 2008.

     The Management Agreement, an English translation of which is attached hereto as Exhibit 10.1, is for a term of 15 years (the "Management Period") and provides for DeAn to be responsible for improving the quality of health care services offered, adding at least two medical specialty services, recruiting and training health care givers and protecting the assets of the hospital. As manager, DeAn will purchase medical equipment and supplies, perform repairs and maintenance, manage hospital personnel and oversee the construction of a new hospital before October 2009 and potentially a second phase of construction. All profits, liabilities, operating deficits, and legal disputes of the hospital will be assumed by DeAn during the Management Period, and DeAn will assume and discharge within ten years $625,000 U.S. (RMB $4,300,000) of existing liabilities.

     DeAn will loan to RuiAn $2,093,023 U.S. (RMB $14,400,000) for the construction costs of Phase I of the contemplated hospital building plan at commercial bank interest rates, payable over the term of the Management Agreement. DeAn will also loan to RuiAn $726,744 U.S. (RMB $5,000,000) for equipment purchases up to that amount, also at commercial bank interest rates, payable over a five year term. At the expiration of the Management Period, DeAn will be entitled to the difference between (i) the fair value of the hospital assets prior to the Management Period increased by those capital expenditures made and liabilities paid by RuiAn during the Management Period, and (ii) the fair value of the hospital assets at the end of the Management Period. In addition, RuiAn will purchase from DeAn at fair value all equipment and medical supplies bought by DeAn less than $7,267 U.S. (RMB $50,000) each, at the end of the Management Period.

     The Management Agreement may be unilaterally terminated prior to its expiration date by RuiAn if DeAn has not fulfilled its duties in managing the hospital or safeguarding the hospital assets. DeAn can unilaterally terminate the Management Agreement only by paying a fine equal to five percent of the hospital's asset fair value, but may request that the Management Agreement be terminated early if DeAn is experiencing huge operation deficits. Either party may request early termination in the event of natural disasters, war, major environmental changes, or if government rules and regulations render it a hardship for DeAn to continue to manage the hospital, and may seek damages from the defaulting party for the failure to fulfill its duties under the Management Agreement.

     DeAn was formed for the purpose of constructing, owning and operating a hospital in Shanghai, China and has entered into land use agreements with the Chinese government under which it leased, for a term of 50 years, approximately
28.88 acres of government-owned land on which the hospital would be constructed. DeAn is currently negotiating a contract for the construction of that hospital, including obtaining governmental approval of the size and scope of services of the hospital. In addition to the Shanghai hospital, DeAn is locating other hospital to manage.

Item 9.01          Financial Statements and Exhibits

        (c)   Exhibits.

  Exhibit Number                            Description
-------------------   ----------------------------------------------------------
Exhibit 10.1          Agreement to Assign Management with RuiAn City Department
                      of Health dated April 28, 2008.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Dynacq Healthcare, Inc.


                                        By: /s/ Philip S. Chan
                                            ------------------
                                        Philip S. Chan
                                        Chief Financial Officer


Date:  June 25, 2008